Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated August 12, 2026 with respect to the Class A ordinary shares, par value $0.0001 per share, of TCGX Acquisition Corp., a company organized under the laws of the Cayman Islands, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

BIOTECHNOLOGY VALUE FUND L P

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

BVF I GP LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

BIOTECHNOLOGY VALUE FUND II LP

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

BVF II GP LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

Biotechnology Value Trading Fund OS LP

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

BVF Partners OS Ltd.

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

BVF GP HOLDINGS LLC

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

BVF PARTNERS L P/IL

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

BVF INC/IL

By:	/s/ Mark N. Lampert
Mark N. Lampert, Authorized Signatory
Date:	08/12/2026

LAMPERT MARK N

By:	/s/ Mark N. Lampert
Mark N. Lampert
Date:	08/12/2026